UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 9, 2008 (Date of earliest event reported)
B.H.I.T. Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

7005 Stadium Drive, Suite 100, Brecksville, Ohio (Address of principal executive offices)	44141 (Zip Code)

212-895-3526 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2008, Andrew H. Scott resigned as interim chief executive officer and a director of B.H.I.T. Inc. (the "Company") to pursue other business interests and Paul Dennis was immediately appointed to replace Mr. Scott as interim chief executive officer. Mr. Dennis also serves as interim chief financial officer and a director of the Company.

Paul S. Dennis, age 70, joined the board of directors of the Company in January 2007 and has served as interim chief financial officer since February 2007. Mr. Dennis has also served as president and CEO of Associated Health Care Management Company, Inc. since 1977. Health Care Management is a Cleveland, Ohio based company that managed eight nursing care facilities and four congregate living facilities. The company has sold all but one of its facilities. Mr. Dennis has also been a director and officer with various companies and business ventures in the hardware distribution, pharmaceuticals distribution and steel fabrication industries and a real estate developer, general contractor, owner and investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B.H.I.T. Inc.

By:	/s/ Paul S. Dennis
Name: Paul S. Dennis
Title: interim Chief Executive Officer

Dated: April 15, 2008